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                                                                    EXHIBIT (17)
                                  FORM OF PROXY

                        SHORT/INTERMEDIATE BOND PORTFOLIO
           (a series of The Rodney Square Strategic Fixed-Income Fund)

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                OCTOBER 22, 1999

         This proxy is being solicited on behalf of the Board of Trustees of The Rodney Square Strategic Fixed-Income Portfolio and relates to the following proposal described in the Prospectus/Proxy Statement dated September __, 1999. The undersigned hereby appoints as proxies ____________ and ____________, and each of them (with power of substitution), to vote all shares of the undersigned in Short/Intermediate Bond Portfolio at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern Standard Time, on October 22, 1999, at the offices of ________________, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

         The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal with discretionary power to vote upon such other business as may properly come before the Meeting. YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1.       To approve an Agreement and Plan of Reorganization that provides for
         (1) the transfer of all the assets of Short/Intermediate Bond Portfolio to WT Short/Intermediate Bond Portfolio ("WT Bond Portfolio"), a series of WT Mutual Fund, solely in exchange for shares of equal value of WT Bond Portfolio; (2) the distribution of those WT Bond Portfolio shares to the shareholders of Short/Intermediate Portfolio; (3) the investment of the assets acquired by WT Bond Portfolio in its master fund, WT Bond Series, in accordance with the WT Fund's master/feeder fund structure; and (4) the dissolution of Short/Intermediate Portfolio, all as described in the accompanying Prospectus/Proxy Statement;
                                  FOR  [ ]    AGAINST  [ ]       ABSTAIN  [ ]

2. To transact such other business as may properly come before the Meeting.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.
________________________________Signature ________________ Date


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________________________________Signature (Joint Owners)     _____________ Date